UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2012

Surface Coatings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-145831	20-8611799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1541 E. Interstate 30, Suite 140, Rockwall, Texas 75087
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (972) 722-4411

_________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. DISPOSITION OF ASSETS

On June 30, 2012, due to losses and continuing related expenses, the Registrant divested our wholly owned subsidiary Surface Armor, LLC to our President, who has since resigned and been replaced. A majority of shareholders other than the President approved the sale. In conjunction with the disposition, the 1,800,000 shares registered in the name of the President were cancelled. The Company will record a gain or loss on the transaction pursuant to the calculation by the auditors which will be reported in our upcoming 10-Q.

The above transaction left the Company with no operations.

ITEM 8.01. OTHER EVENTS.

In response to the Securities and Exchange Commission's Release No. 33-8587, the Registrant has elected to mark "yes," on all future filings, as to whether the Registrant is a shell company. The Registrant's election is based solely on the Securities and Exchange Commission's definition of a shell company, as defined in Rule 12b-2 of the Exchange Act. The Securities and Exchange Commission defines a "shell company" as a registrant with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.

The Registrant has not generated consistent positive cash flow from operations. These factors raise substantial doubt the Registrant's ability to continue as a going concern. However, the Registrant's plan of operations is to search for a viable candidate for merger or acquisition.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2012

By: /s/ David McCune
President and Chief Executive Officer

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